UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2018

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of Westell Technologies, Inc. (the “Company“) was held on September 11, 2018. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1-Election of Directors:
Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2019 Annual Meeting of Stockholders received the number of votes indicated beside his name below.

Nominee	For	Withheld	Broker Non-Vote
Kirk R. Brannock	16,617,616	1,202,779	5,906,681
Scott C. Chandler	17,381,438	438,957	5,906,681
Robert W. Foskett	16,301,706	1,518,689	5,906,681
Robert C. Penny III	16,027,641	1,792,754	5,906,681
Cary B. Wood	17,364,338	456,057	5,906,681
Mark A. Zorko	17,333,162	487,233	5,906,681

Proposal 2-Ratification of the appointment of Grant Thornton LLP, independent auditors, as auditors for the fiscal year ending March 31, 2019. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	23,479,631	196,959	50,486

Proposal 3-Advisory Vote to approve Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote to approve Executive Compensation	17,349,635	414,106	56,654	5,906,681

Item 8.01.	OTHER EVENTS
On September 11, 2018, the Board of Directors of the Company appointed Cary B. Wood to serve as Chairman of the Compensation Committee. Mr. Wood replaces Dennis O. Harris, Chair of the Compensation Committee since 2017, who completed his term as a director at the 2018 Annual Meeting. The Board of Directors also appointed Scott C. Chandler to serve as a member of the Audit and Compensation Committees.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press release dated September 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	September 12, 2018	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary